Exhibit 99.1

For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO Financial Group, Inc. Sets Earnings Release and Call Dates and
Announces Call to Review Retroactive Application of DAC Accounting Change

Carmel, Ind., April 9, 2012 - CNO Financial Group, Inc. (NYSE:CNO) announced that the company will report results for the first quarter of 2012 after the market closes on Monday, April 30, 2012. The company will host a conference call to discuss results at 10:00 a.m. Eastern Daylight Time on Tuesday, May 1, 2012.

CNO also announced that the company will hold a call at 11:00 a.m. Eastern Daylight Time on Wednesday, April 25, 2012, to discuss historical information reflecting the retroactive adoption of the ASU 2010-26 DAC accounting change. The presentation to be discussed on this call will be released after the market closes on Tuesday, April 24, 2012 and will be available on the Investors section of the company's website prior to the call. First quarter 2012 results will be discussed on the separate call on May 1.

Fred Crawford, CNO's chief financial officer, said “There has been no significant change since our fourth quarter earnings call as to the estimated impact of the DAC accounting change on our 2011 results. The purpose of the call on April 25th is to provide additional detailed information regarding the impact of the retroactive adoption of ASU 2010-26 on our financial statements for 2010 and 2011 and to provide investors an opportunity to ask questions about that information.”

The webcasts of these conference calls can be accessed through the Investors section of the company's website as follows: http://investor.CNOinc.com. Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary audio software.

About CNO
CNO is a holding company. Our insurance subsidiaries - principally Bankers Life and Casualty Company, Washington National Insurance Company and Colonial Penn Life Insurance Company - serve working American families and seniors by helping them protect against financial adversity and provide for a more secure retirement. For more information, visit CNO online at www.CNOinc.com.

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